                                                                               .
                                                                               .
                                                                               .

                                                                      EXHIBIT 21

                DIAGNOSTIC PRODUCTS CORPORATION AND SUBSIDIARIES
                            EXHIBIT 21 - SUBSIDIARIES

                                                      Place of
                     Name                         Incorporation              % Ownership
---------------------------------------------     ---------------            -----------
DPC Cirrus Inc.                                   USA/Delaware                   100%

EURO/DPC Limited                                  United Kingdom                 100%

Diagnostic Products International, Inc.           Barbados                       100%

DPC Analytic                                      Slovenia                       100%

DPC Holding GmbH                                  Germany                        100%

DPC Biermann GmbH                                 Germany                        100%

DPC Czech s.r.o.                                  Czech Republic                 100%

DPC d.o.o. Zagreb                                 Croatia                         50%

DPC Polska sp.z.o.o.                              Poland                         100%

Diagnostic Products Corporation Benelux B.V.      Netherlands                    100%

Diagnostic Products Corporation Nederland B.V.    Netherlands                    100%

Diagnostic Products Corporation Belgium           Belgium                        100%
b.v.b.A./s.p.r.l.

Diagnostic Products Corporation DPC Finland OY    Finland                        100%

Bio-Mediq DPC Pty. Ltd.                           Australia                      100%

DPC Dipesa, S.A.                                  Spain                          100%

DPC France, SAS                                   France                         100%

Tianjin De Pu (DPC) Biotechnological and
Medical Products, Inc.                            China                          100%

Diagnostic Products DPC Norway, AS                Norway                         100%

DPC Medlab                                        Bolivia                         32%

DPC Medlab Productos Medico Hospitalares Ltda.    Brazil                          56%

DPC Medlab Productos Medico Hospitalares Ltda.    Dominican Republic              42%

DPC Venezuela C.A.                                Venezuela                       56%

DPC Medlab de Uruguay S.A.                        Uruguay                         56%

DPC Medlab Panama, S.A.                           Panama                          56%

DPC Medlab Centroamerica S.A.                     Costa Rica                      29%

Nippon DPC Corporation                            USA/California                  50%

DPC Skafte AB                                     Sweden                         100%

DPC Scandinavia                                   Sweden                         100%

DPC Baltic Estonia                                Sweden                         100%

DPC Baltic Latvia                                 Sweden                         100%

DPC Baltic Lithuania                              Sweden                         100%

D.P.C.-N. Tsakiris S.A.                           Greece                          50%

Medical Systems, S.p.A.                           Italy                           45%

Amerlab, Lda.                                     Portugal                        45%